EXHIBIT 10.4


C L I F F O R D
C H A N C E
LIMITED LIABILITY PARTNERSHIP
                                                                  CONFORMED COPY


                                  27 MARCH 2000

                     SOUTH GYLE RECEIVABLES TRUSTEE LIMITED
                             as Receivables Trustee

                         THE ROYAL BANK OF SCOTLAND PLC
                 acting through its business division RBS Cards

                                       and

                                   RBS ADVANTA

                  -------------------------------------------

                           TRUST SECTION 75 INDEMNITY

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This Deed of Indemnity is made in Jersey on 27 March 2000

BETWEEN:

(1) SOUTH GYLE RECEIVABLES TRUSTEE LIMITED, a company incorporated in Jersey with company registration number 76197 and having its registered office at 22 Grenville Street, St. Helier, Jersey JE4 8PX in its capacity as trustee of the Receivables Trust (the "RECEIVABLES TRUSTEE", which term shall include any successor of South Gyle Receivables Trustee Limited in its capacity as trustee of the Receivables Trust);

(2) THE ROYAL BANK OF SCOTLAND PLC acting through its business division RBS CARDS, whose registered office is located at 36 St. Andrew Square, Edinburgh, EH2 2YB ("RBS CARDS", which term shall include any successors or permitted assigns); and

(3) RBS ADVANTA a company incorporated in Scotland with unlimited liability and whose registered office is located at 42 St. Andrew Square, Edinburgh, EH2 2YE ("RBS ADVANTA", which term shall include any successors or permitted assigns, and which, together with RBS Cards, shall be referred to herein as the "TRANSFERORS").

WHEREAS

(A)   Each Transferor is the legal owner of certain Receivables.

(B) The Transferors have entered into certain agreements pursuant to which they have agreed to make offers from time to time to transfer by way of assignment under English law or declarations of trust under Scots law certain of such Receivables to the Receivables Trustee.

(C) The Transferors have certain potential liabilities in their capacities as original Creditor with respect to Receivables under Section 75 of the Consumer Credit Act 1974 (each, a "TRANSFEROR SECTION 75 LIABILITY"). The Receivables Trustee has agreed to indemnify each Transferor pursuant to the terms of and subject to the conditions of this Deed in respect of such claims.

NOW THIS DEED WITNESSETH as follows:

1.    INTERPRETATION

1.1 Whenever used in this Deed and in the Recitals hereto, the words and phrases defined in the Master Framework Agreement dated as of the date hereof and made by, inter alios, the Receivables Trustee and the Transferors shall, unless otherwise defined herein or the context requires otherwise, bear the same meanings herein.

1.2 Wherever used in this Deed and in the Recitals hereto, the words "Supplier", "Creditor" and "Debtor" shall bear the meanings ascribed thereto in the Consumer Credit Act 1974.

1.3 In Clause 3 of this Deed the words "AGGREGATE INVESTOR INDEMNITY AMOUNT", "APPLICABLE SERIES" and "AVAILABLE SPREAD" shall bear the same meanings herein as used in the Series 00-A Supplement and the Series 00-B Supplement, each dated 27 March 2000, to the Receivables Trust Deed and Trust Cash Management Agreement dated 27 March 2000.

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2.    INDEMNITY

      The Receivables Trustee hereby undertakes to indemnify and hold harmless each Transferor in respect of any loss suffered by such Transferor arising from any claim or set-off by any Obligor with respect to any Transferor
      Section 75 Liability with respect to Receivables constituting Trust Property; PROVIDED, HOWEVER, that:

      (i)   any recovery by such Transferor:

            (a) in accordance with its statutory right of indemnification from Suppliers; and

            (b) made pursuant to its rights of "CHARGE-BACK" (if any) under the operating regulations of the relevant payment system in respect of the transaction giving rise to the relevant Transferor Section 75 Liability, will be applied to reduce the loss of the relevant Transferor for the purpose of ascertaining claims under this Deed; and

      (ii) the maximum liability of the Receivables Trustee hereunder in respect of any Transferor Section 75 Liability will be limited to an amount equal to the Credit Advance relating to the transaction giving rise to that Transferor Section 75 Liability.

3. Claims made by any Transferor pursuant to this Deed will only be payable to the extent the amount of the Aggregate Investor Indemnity Amount allocable to each Applicable Series can be met from Available Spread available to each Applicable Series for distribution for such purposes in accordance with the relevant Supplement.

4. This Deed shall be governed and construed in accordance with the laws of England.

4.1 Each of the parties hereto irrevocably agrees for the benefit of each other party that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed, and for such purposes, irrevocably submit to the exclusive jurisdiction of such courts.

4.2 Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England referred to in Clause 4.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agrees not to claim that any such court is not a convenient or appropriate forum.

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IN    WITNESS whereof this Deed has been executed as a deed by and on behalf of the Receivables Trustee, RBS Cards and RBS Advanta and is intended to be and is hereby delivered on the date above written.




EXECUTED as a deed for and on behalf of        )
SOUTH GYLE RECEIVABLES                         )
TRUSTEE LIMITED                                )
by one of its directors                        )    JULIA CHAPMAN
in the presence of: Sharare Hau                )

                                                    PROCESS AGENT:
                                                    Clifford Chance Secretaries
                                                    Limited

                                                  200 Aldersgate Street
                                                  London EC1A 4JJ


EXECUTED as a deed by                          )
THE ROYAL BANK OF SCOTLAND PLC                 )
acting through its business division           )
RBS CARDS                                      )
by its duly authorised                         )    LUCINDA CLAYTON
attorney in the presence of: Sharare Hau       )





EXECUTED as a deed by                          )
RBS ADVANTA                                    )
by its duly authorised                         )    LUCINDA CLAYTON
attorney in the presence of:Sharare Hau        )


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